Exhibit 4.1
Execution Copy

CIT GROUP FUNDING COMPANY OF CANADA
Issuer

CIT GROUP INC.
Guarantor

And

JPMORGAN CHASE BANK, N.A.,
Trustee

_________________

INDENTURE
Dated as of May 31, 2005

_________________

4.65% Senior Notes due July 1, 2010
5.20% Senior Notes due June 1, 2015

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.8
(a)(2)	6.8
(b)	6.8
§311	6.5
§312(a)	2.4,7.1
(b)	7.2
(c)	7.2
§313(a)	7.3
(c)	7.3
(d)	7.3
§314(a)	7.4
(c)(1)	14.5
(c)(2)	14.5
(e)	14.5
§315(a)-(d)	6.1,6.3
(b)	6.3
(c)	6.1
(d)	6.1
(e)	5.15
§316(a) (last sentence)	1.1
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(b)	5.8
§317(a)(1)	5.3
(a)(2)	5.4
(b)	3.3
§318(c)	14.1
§328	14.9

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

ARTICLE 4 SUCCESSOR CORPORATION
Section 4.1	Company May Consolidate, Etc., Only on Certain Terms	29
Section 4.2	Successor Person Substituted	29

i

EXHIBITS

EXHIBIT A - Form of Note
EXHIBIT B - Form of Certificate
EXHIBIT C - Form of Certificate of Transferor
EXHIBIT D - Form of Notation of Guarantee

INDENTURE, dated as of May 31, 2005 (the “Indenture”), among CIT Group Funding Company of Canada, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “Company”), CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of two series of its senior notes—one series designated as the 4.65% Senior Notes due July 1, 2010 (the “4.65% Notes”) and one series designated as the 5.20% Senior Notes due June 1, 2015 (the “5.20% Notes” together with the 4.65% Notes, the “Notes”).

WHEREAS, the Notes will be fully, unconditionally and irrevocably guaranteed by the Guarantor in accordance with the terms of this Indenture.

All things necessary (1) to make the Notes, when executed and delivered by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and (2) to make this Indenture a valid agreement of the Company, all in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted, declared and agreed by and between the parties hereto, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of each series of Notes as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1	Definitions.

“4.65% Notes” has the meaning specified in the recitals to this Indenture.

“5.20% Notes” has the meaning specified in the recitals to this Indenture.

“Act” when used with respect to any Holders, has the meaning specified in Section 1.4.

“Additional Amounts” means any additional amounts, which are required by Section 3.5 and Article 10 hereof, to be paid by the Company or the Guarantor in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Additional Interest” means additional interest payable to holders of the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited aggregate principal amount of either series of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Section 2.15 hereof, which Additional Notes shall be identical to the Notes of the applicable series initially issued herein, except for the date of their original issuance.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any Registrar or Co-Registrar, any Authenticating Agent and any Paying Agent, and any agent of the Company and the Guarantor, as applicable, for service of notice and demands.

“Agent Members” has the meaning specified in Section 2.7.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Notes.

“Authorized Officer” means, when used with respect to the Company or the Guarantor, as applicable, the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or the Guarantor, as applicable.

“Bankruptcy Law” has the meaning specified in Section 5.1(6).

“Board of Directors” means the board of directors of the Company or the Guarantor, as applicable, or any committee of that board duly authorized to act generally or in any particular respect hereunder for the Company or the Guarantor, as the case may be.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the Board of Directors of the Company or the Guarantor, as applicable, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in the City of New York.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Closing Date” means the date of original issuance of the Notes initially issued hereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Paid Amount” shall have the meaning set forth in Section 8.4.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by two Authorized Officers, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of original execution of this Indenture is located at 4 New York Plaza, 15th Floor, New York, New York 10004.

“Corporation” means corporations and limited liability companies and, except for purposes of Article 6, associations, companies and business trusts.

“CUSIP number” means the alphanumeric designation assigned to any securities of the Company by Standard & Poor’s Ratings Services’, CUSIP Service Bureau.

“Custodian” has the meaning specified in Section 5.1(6).

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Notes” means any securities of the Company evidencing indebtedness originally evidenced by and containing terms identical to the applicable series of Notes that are initially issued under the Indenture on the Closing Date (except that such Exchange Notes shall be registered under the Securities Act, and except that such Exchange Notes will not contain terms with respect to Additional Interest or transfer restrictions) and exchanged for such series of Notes pursuant to the Registration Rights Agreement and this Indenture in accordance with Section 2.2.

“Exchange Offer” has the meaning assigned to such term in the Registration Rights Agreement.

“Global Notes” has the meaning provided in Section 2.1.

“Government Obligations” means securities which are (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantees” means the guarantees of the Guarantor as notated on each Note authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Article 9 of this Indenture and all other obligations and covenants of the Guarantor contained in this Indenture and the Notes.

“Guarantor” means the party named as “Guarantor” in the first paragraph of this instrument until a successor Person shall have replaced it pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means the Person in whose name a Note is registered in the Security Register.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) Capitalized Lease Obligations, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by the Guarantor to any of its Subsidiaries or by any Subsidiary of the Guarantor to the Guarantor or by any Subsidiary of the Guarantor to any other Subsidiary of the Guarantor or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of this Agreement, and (vii) obligations for which such Person is obligated in respect of a letter of credit. For purposes of this Indenture, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its Affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by the Guarantor or any Subsidiary in securitization transactions which, in accordance with GAAP, are accounted for as sales for financial reporting purposes. It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person’s maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument.

“independent public accountants” means accountants or a firm of accountants that, with respect to the Guarantor and any other obligor under the Notes, are independent public accountants within the meaning of the Securities Act, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Guarantor or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

“Interest Payment Date” with respect to the applicable series of Notes, means the Stated Maturity of an installment of interest on such series of Notes.

“Judgment Currency” has the meaning specified in Section 14.13.

“Legal Holiday” has the meaning specified in Section 14.11.

“Lien” has the meaning specified in Section 3.6.

“Maturity” with respect to each series of Notes, means the date on which the principal of such series of Notes becomes due and payable as provided in or pursuant to this Indenture, whether at the applicable Stated Maturity with respect to such principal, upon redemption or by declaration of acceleration, or otherwise.

“New York Banking Day” has the meaning specified in Section 14.13.

“Notes” has the meaning specified in the recitals to this Indenture. For all purposes of this Indenture, with respect to each series, the term “Notes” shall include such series of Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any such series of Notes pursuant to the Registration Rights Agreement and this Indenture, and any Additional Notes of such series issued after the Closing Date under this Indenture. For purposes of this Indenture, with respect to each series, the Notes of such series, the related Exchange Notes thereof, and the related Additional Notes thereof, if any, of such series shall vote together as one series of such Notes under this Indenture. The 4.65% Notes and the 5.20% Notes (and their respective Additional Notes and Exchange Notes) will, however, each vote as a separate series of Notes under this Indenture.

“Office or Agency” means an office or agency of the Company or the Guarantor, as applicable, maintained in pursuant to Section 3.2, or, to the extent designated or required by Section 3.2 in lieu of such Office or Agency, the Corporate Trust Office of the Trustee.

“Officers’ Certificate” means a certificate signed by the Chairman, Vice Chairman, President, Chief Executive Officer or a Vice President and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Company or the Guarantor, as applicable, and delivered to the Trustee.

“Offshore Global Notes” has the meaning provided in Section 2.1.

“Offshore Physical Notes” has the meaning provided in Section 2.1.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Guarantor or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Outstanding” when used with respect to each series of Notes, means, as of the date of determination, all such Notes of a particular series theretofore authenticated and delivered under this Indenture, except:

(a)	any such Note theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation;
(b)

any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company or the Guarantor or any of their Affiliates) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders; provided, however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

(c)	any such Note with respect to which the Company has effected defeasance and/or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 8.2
(d)	any such Note which has been redeemed to the extent provided for and in accordance with Article 11; and
(e)

any such Note which has been paid pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes of a particular series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for such series of Notes for quorum purposes, Notes of such series owned by the Company, the Guarantor or any other obligor upon such series of Notes, or any Affiliate of the Company, the Guarantor or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes of that series, which a Responsible Officer of the Trustee actually knows to be so owned, shall be so disregarded. Notes of such series so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such series of Notes and (B) that the pledgee is not the Company, the Guarantor, or any other obligor upon such series of Notes, or an Affiliate of the Company, the Guarantor, or such other obligor upon such series of Notes.

“Paying Agent” means any Person authorized by the Company to pay the principal of, or interest on, any series of Note on behalf of the Company.

“Person” means any individual, Corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning provided in Section 2.1.

“Preferred Stock” in respect of any Corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Corporation, over shares of Capital Stock of any other class of such Corporation.

“Private Placement Legend” means the legend set forth on each of the Notes in the form of the first legend set forth in Section 2.2.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the principal of, accrued interest, if any, Additional Interest, if any, and Additional Amounts, if any, through the date of such redemption.

“Registrar” has the meaning specified in Section 2.4.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 31, 2005, among the Company, the Guarantor and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” means, with respect to each Interest Payment Date (other than, with respect to a series of Notes, an Interest Payment Date that falls on the Stated Maturity or Redemption Date for the Notes of such series), the close of business on the March 31 or September 30 (whether or not a Business Day), immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Required Currency” has the meaning specified in Section 14.13.

“Responsible Officer” means any officer within the Corporate Trust Office of the Trustee, which may include the chairman and vice chairman of the board of directors, the president, the chairman of the executive committee of the board of directors, the chairman of the trust committee, every vice president or officer senior thereto, every assistant vice president, the secretary, every assistant secretary, the treasurer, every assistant treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities” means, collectively, the Notes and the Guarantees.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Security Register” has the meaning specified in Section 2.4.

“Stated Maturity,” with respect to the Notes or any installment of interest thereon, means the date established pursuant to this Indenture or such Note as the fixed date on which the principal of the Notes or such installment of interest is due and payable.

“Subsidiary” means with respect to the Company or the Guarantor, as applicable, such Person which, at the time of determination, more than 50% of the voting power of the shares of its Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by (i) the Company or the Guarantor, as applicable, and/or (ii) one or more Subsidiaries of the Company or the Guarantor, as applicable.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each such successor.

“United States,” except as otherwise provided in or pursuant to this Indenture or any Security, means the United States (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Global Note” has the meaning provided in Section 2.1.

“U.S. Physical Note” has the meaning provided in Section 2.1.

“Vice President” when used with respect to the Company, the Guarantor or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

Section 1.2      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Notes means the Company or any other obligor on the Notes and on the Guarantees means any Guarantor or any other obligor on the Guarantees.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.3      Rules of Construction.

Except as otherwise expressly provided in or pursuant to this Indenture, or unless the context otherwise requires, for all purposes of this Indenture:

(1)        the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)        all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation;

(4)        the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)        the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

Certain terms used principally in certain Articles hereof are defined in those Articles.

Section 1.4      Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of the Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 13, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 13.6.

(1)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(2)	The ownership of Notes shall be proved by the Security Register.

(3)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holders shall bind every future Holder and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(4)        If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date with respect to the Notes for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date with respect to the Notes is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose, the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.1      Form and Dating. The Notes, the Guarantees notated thereon, and the Trustee’s certificate of authentication for the Notes shall be substantially in the respective forms annexed hereto as Exhibit A or D, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. The Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “U.S. Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, with the Guarantee notated thereon. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Notes issued pursuant to Section 2.7 in exchange for interests in the U.S. Global Notes shall be in the form of certificated Notes in registered form substantially in the form set forth in Exhibit A (the “U.S. Physical Notes”).

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the “Offshore Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, with the Guarantee notated thereon. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes issued pursuant to Section 2.7 in exchange for interests in the Offshore Global Notes shall be in the form of certificated Notes in registered form substantially in the form set forth in Exhibit A (the “Offshore Physical Notes”).

The Offshore Physical Notes and U.S. Physical Notes, and any Exchange Notes in the form of certificated Notes, are sometimes collectively herein referred to as the “Physical Notes.” The U.S. Global Notes and the Offshore Global Notes, and any Exchange Notes in global form, are sometimes referred to herein as the “Global Notes.”

Physical Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.2      Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement pursuant to the

Registration Rights Agreement, the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below on the face thereof. The Offshore Global Notes and the Offshore Physical Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date, or, in connection with Additional Notes in the form of Offshore Global Notes or Offshore Physical Notes, the date of original issuance thereof, and receipt by the Company, the Guarantor and the Trustee of a certificate substantially in the form of Exhibit B hereto.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO CIT GROUP FUNDING COMPANY OF CANADA, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE

LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Section 2.3      Execution, Authentication and Denominations. Subject to applicable law, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited; provided, that, the 4.65% Notes initially issued on the Closing Date shall be limited in aggregate principal amount to U.S. $1,000,000,000 and the 5.20% Notes initially issued on the Closing Date shall be limited in aggregate principal amount to U.S. $700,000,000, except for 4.65% Notes and 5.20% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, such initially issued 4.65% Notes or 5.20% Notes pursuant to Section 2.6, 2.7, 2.8 2.9, 2.10 or 12.5. The Notes shall be executed on behalf of the Company by an Authorized Officer of the Company. The Guarantees notated on the Notes shall be executed on behalf of the Guarantor by an Authorized Officer of the Guarantor. The signature of these Authorized Officers on the Notes and the Guarantee notated thereon may be by facsimile or manual signature.

If an Authorized Officer whose signature is on a Note or the Guarantee notated thereon no longer holds that office at the time the Trustee or Authenticating Agent authenticates the Note, the Note and the Guarantee shall be valid nevertheless.

A Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee or an Authenticating Agent shall upon receipt of a Company Order authenticate for original issue the Notes in the aggregate principal amount specified in such Company Order; provided that, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of any Additional Notes or Exchange Notes. Each Company Order delivered pursuant to this paragraph shall specify the amount of such Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated.

The Trustee may appoint an Authenticating Agent to authenticate Notes in accordance with Section 6.12.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

Section 2.4      Registrar and Paying Agent. The Company shall maintain an Office or Agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and the Company and the Guarantor shall maintain Office or Agency where Notes and Guarantees may be presented for payment (the “Paying Agent”) and an Office or Agency where notices and demands to or upon the Company and the Guarantor in respect the Notes and this Indenture may be served, which, in each case, shall be in the Borough of Manhattan, The

City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and the Company and the Guarantor may have one or more additional Paying Agents.

The Company and the Guarantor shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company and the Guarantor shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company or the Guarantor, as applicable, fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company or the Guarantor, as applicable, may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company or the Guarantor, as applicable, and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, the Guarantor, any Subsidiary of the Company or the Guarantor, and any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

The Company or the Guarantor, as applicable, initially appoints the Trustee as Registrar, Paying Agent, Authenticating Agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders of Notes as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

Section 2.5      Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. (New York City time) on the due date of the principal and interest (including Additional Interest, if any), on the Notes, the Company or the Guarantor shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest (including Additional Interest, if any) so becoming due. The Company or the Guarantor, as applicable, shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest (including Additional Interest, if any) on the Notes (whether such money has been paid to it by the Company or the Guarantor), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or the Guarantor) in making any such payment. The Company or the Guarantor, as applicable, at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or the Guarantor, as applicable, or any Subsidiary of the Company or the Guarantor, as applicable, or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Notes, (i) segregate and hold in a separate trust fund for the benefit of the Holders of the Notes of each series a sum of money sufficient to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and (ii) promptly notify the Trustee of its action or failure to act.

Section 2.6      Transfer and Exchange; Persons Deemed Owners. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the applicable Security Register. Prior to the registration of any transfer by a Holder of a Note as provided herein, the Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor and the Trustee shall treat the Person in whose name such Note is registered as the owner thereof for all purposes, subject to the record date provisions of such Notes where applicable, whether or not such Note shall be overdue, and neither the Company, the Guarantor, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of the same series and of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a registration statement with respect to such Notes shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10).

Section 2.7      Book-Entry Provisions for Global Notes.

(1)        The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.2.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor and the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

(2)        Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.8. Physical Notes shall be transferred to the applicable beneficial owners in exchange for their beneficial interests in the applicable Global Notes if (i) the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company or the Guarantor within 90 days of the date the Company and the Guarantor are so informed in writing; (ii) the Company and the Guarantor, in their sole discretion, and subject to the procedures of the Depositary, determine not to require all of the Notes to be represented in global form and notify the Trustee of their decision by executing and delivering to the Trustee a Company Order to the effect that such Global Note shall be so exchangeable; or (iii) an Event of Default has occurred and is continuing, the Company, the Guarantor, the Trustee or the Registrar and the Paying Agent shall have notified the Depositary that the Global Note shall be exchangeable for Physical Notes. If the beneficial owners of interests in a Global Note are entitled to exchange such interests for Physical Notes as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company and the Guarantor shall deliver to the Trustee Physical Notes, with the Guarantees notated thereon, in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Note, executed by the Company and the Guarantor. On or after the earliest date on which such interests may be so exchanged, such Global Note shall be reduced from time to time by the Depositary as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the Depositary, as shall be specified in the Company Order with respect thereto, to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge.

(3)        Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(4)        In connection with any transfer of a portion of the beneficial interests in a Global Note to the applicable beneficial owners pursuant to paragraph (2) of this Section 2.7, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount, with the Guarantee notated thereon.

(5)        In connection with the transfer of a Global Note, in whole, to the applicable beneficial owners pursuant to paragraph (2) of this Section 2.7, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes like tenor and amount and of authorized denominations, with the Guarantee notated thereon.

(6)        Any U.S. Physical Note delivered in exchange for an interest in the applicable U.S. Global Notes pursuant to paragraph (2), (4) or (5) of this Section 2.7 shall, except as otherwise provided by paragraph (5) of Section 2.8, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.2.

(7)        Any Offshore Physical Note delivered in exchange for an interest in the applicable Offshore Global Notes pursuant to paragraph (2), (4) or (5) of this Section 2.7 shall, except as otherwise provided by paragraph (5) of Section 2.8, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.2.

(8)        The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that such Holder is entitled to take under this Indenture or such Notes.

None of the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee will have any responsibility or liability for the accuracy or completeness of the records relating to or payments made on account of beneficial ownership interests of a Global Note, for any act or omissions of a Depositary or transactions between the Depositary and beneficial owners, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.8      Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note or is sold in connection with an effective registration statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

(1)        [Intentionally Omitted.]

(2)        Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

(a)  If such Note to be transferred consists of (x) either Offshore Physical Notes or U.S. Physical Notes, in each case, prior to the removal of the Private Placement Legend, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantor as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

(b)  If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (a) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

(3)        Transfers of Interests in the Offshore Global Notes or Offshore Physical Notes. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:

(a)  prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.2, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.8(2) or Section 2.8(4), as the case may be; and

(b)  after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

(4)        Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

(a)  The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

(b)  (1) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (a) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the applicable U.S. Global Notes to be transferred, and (2) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Offshore Global Notes in an amount equal to the principal amount of the applicable U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the applicable U.S. Physical Note, if any, so transferred or decrease the amount of the applicable U.S. Global Notes.

(5)        Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend on the terms provided herein, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.2, (ii) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(6)        General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company or the Guarantor such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company or the Guarantor with respect to) the sufficiency of any such certifications, legal opinions or other information, and shall be fully protected in receiving and relying upon the certifications specifically provided for herein.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.7 or this Section 2.8. The Company and the Guarantor shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.9      Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that a Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue, the Guarantor shall endorse thereon, and the Trustee shall authenticate a replacement Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with the Guarantee notated thereon; provided that the requirements of this Section 2.9 are met. If required by the Trustee, the Company or the Guarantor an indemnity bond must be furnished that is sufficient in the judgment of each of the Trustee, the Company and the Guarantor to protect the Company, the Guarantor, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced, and evidence must be furnished to the satisfaction of the Company, the Guarantor and the Trustee of the loss, destruction or wrongful taking of the Note. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company, and, with respect to the Guarantee notated thereon, an additional obligation of the Guarantor, and shall be entitled to the benefits of this Indenture.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.10    Temporary Notes. Until Physical Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Physical Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Authorized Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause Physical Notes of the same series to be prepared without unreasonable delay. After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at the Office or Agency of the Company designated for such purpose pursuant to Section 3.2 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Physical Notes of the same series of authorized denominations, with the Guarantee notated thereon. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.11    Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure.

Section 2.12    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on such Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on such Notes. The Company shall promptly notify the Trustee in writing of any change in “CUSIP,” “CINS” or “ISIN” numbers for the Notes.

Section 2.13    Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14    Issuance of Additional Notes. The Company may issue Additional Notes under this Indenture, subject to the conditions set forth in Section 2.3. Notwithstanding anything to the contrary, no Additional Note may be issued pursuant to this Indenture that has a Maturity earlier than five (5) years and one day from its date of issuance.

ARTICLE 3

COVENANTS

Section 3.1	Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of, and interest (including Additional Interest, if any) and Additional Amounts, if any, on, the Notes in accordance with the terms thereof and this Indenture. When and as paid, all Notes shall be cancelled and disposed of in accordance with Section 2.12 hereof.

Section 3.2	Maintenance of Office or Agency.

The Company and the Guarantor shall maintain an Office or Agency in the Borough of Manhattan, The City of New York, where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company and the Guarantor in respect of the Notes relating thereto and this Indenture may be served. The Company shall maintain an Office or Agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange. The Company or the Guarantor, as applicable, will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company or the Guarantor, as applicable, shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company or the Guarantor, as applicable, may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of their respective obligations to maintain an Office or Agency for such purposes in the Borough of Manhattan, The City of New York. The Company or the Guarantor, as applicable, shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. The Company and the Guarantor, as applicable, hereby designate and initially appoint the Corporate Trust Office of the Trustee as the Office or Agency of the Company or the Guarantor, as applicable, in the Borough of Manhattan, The City of New York for such purposes. The Company or the Guarantor, as applicable, may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Notes and the Guarantee.

Section 3.3	Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, with respect to the Notes, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, no later than 10:00 am (New York City time) on or prior to each due date of the principal of or interest on the Notes, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)        hold all sums held by it for the payment of the principal of, or interest on the Notes until such sums shall be paid or otherwise disposed of as provided in or pursuant to this Indenture;

(2)        give the Trustee notice of any default by the Company or the Guarantor (or any other obligor upon the Notes) in the making of any payment of principal or interest on the Notes; and

(3)        at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, the Notes and remaining unclaimed for two years after such principal or any such interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company), unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, shall be discharged from the trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company or, if necessary, the Guarantor, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 3.4	Additional Interest.

If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers’ Certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company or the Guarantor has paid Additional Interest directly to the Persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 3.5	Payment of Additional Amounts

At least 10 days prior to the first Interest Payment Date, and at least 10 days prior to each date of payment of principal of or interest on the Notes of any series, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the

Company or the Guarantor, as the case may be, will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on, the Notes of such series or under the related Guarantee shall be made to Holders of Notes of such series without withholding for or on account of any tax, assessment or other governmental charge described in Section 10.1 or 10.4. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Company or the Guarantor (only if a payment under said Guarantee is then due), as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by such Sections.

Each of the Company and the Guarantor covenants to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

Section 3.6	Limitations on Pledges and Liens.

(1)        After the date of the execution and delivery of this Indenture and so long as the Notes shall be Outstanding, the Guarantor will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure Indebtedness of the Guarantor without thereby expressly securing the due and punctual payment of the principal of and interest on the Notes equally and ratably with any and all other obligations and Indebtedness secured by such Lien, so long as any such other obligations and Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

(a)        the Guarantor from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any Subsidiary of the Guarantor;

(b)        the Guarantor (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, capital stock or Indebtedness acquired by the Guarantor prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by the Guarantor, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with the Guarantor (or becomes a Subsidiary of the Guarantor) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to the Guarantor;

(c)        the Guarantor from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker's compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

(d)        the Guarantor from creating, incurring or suffering to exist upon any of its property or assets Liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations incurred in the ordinary course of business;

(e)        the Guarantor from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by the Guarantor primarily for use in the conduct of its business;

(f)         the Guarantor from entering into any arrangement with any Person providing for the leasing by the Guarantor of any property or assets, which property or assets have been or will be sold or transferred by the Guarantor to such Person with the intention that such property or assets will be leased back to the Guarantor, if the obligations in respect of such lease would not be included as liabilities on a consolidated balance sheet of the Guarantor;

(g)        the Guarantor from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with the Guarantor engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or be entered into by the Guarantor at the time of or at any time after, the purchase or other acquisition by the Guarantor of the properties subject to such leases;

(h)        the Guarantor from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of business of the Guarantor that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on the Guarantor’s consolidated balance sheet, or (B) Liens created by the Guarantor in connection with any transaction intended by the Guarantor to be a sale of property or assets of the Guarantor, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

(i)         the Guarantor from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

(j)         any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(k)        the Guarantor from creating, incurring or suffering to exist any other Lien not otherwise permitted by any of the foregoing clauses (a) through (j) above if the aggregate amount of all secured debt of the Guarantor secured by such Liens would not exceed 10% of the excess of the Guarantor’s consolidated assets over the consolidated liabilities as shown on the Guarantor’s most recent audited consolidated financial statements in accordance with generally accepted accounting principles.

(2)        For the purposes of this Section 3.6, any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien. Nothing in this Section 3.6 shall apply to any Lien of any kind upon any of the properties of any character of the Guarantor existing on the date of execution and delivery of this Indenture.

(3)        Nothing contained in this Section 3.6 or elsewhere in this Indenture shall prevent or be deemed to prohibit the creation, assumption or guaranty by the Company or the Guarantor of any Indebtedness not secured by a Lien or the issuance by the Company or the Guarantor of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

(4)        The entry by the Company or the Guarantor into any contract, document, agreement or instrument (which shall include bank credit facilities and loan agreements), in the ordinary course of business or otherwise, which contract, document agreement or instrument may provide for or contain a right of set-off between the Company or the Guarantor and such other party to the contract, document agreement or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in this Indenture.

Section 3.7	Corporate Existence.

Subject to Article 4, the Company and the Guarantor shall each do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each of its Subsidiaries and its rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company, the Guarantor or any of their Subsidiaries to preserve any such right or franchise if the Company, the Guarantor or any such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 3.8	Waiver of Certain Covenants.

The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 3.6 of this Indenture with respect to the Notes of a particular series if, before the time for such compliance, the Holders of at least a majority in principal amount of the Notes of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. The Company or the Guarantor, as applicable, shall obtain and file with the Trustee, before or after the time for such compliance, evidence of the consent of such Holders.

Section 3.9	Company Statement as to Compliance; Notice of Certain Defaults.

(1)        The Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company and the Guarantor, stating that:

(a)        a review of the activities of the Company or the Guarantor, as applicable, during such year and of its performance under this Indenture has been made under his or her supervision; and

(b)        to the best of his or her knowledge, based on such review, (i) the Company or the Guarantor, as applicable, has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant or agreement, specifying each such default known to him or her and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2)        The Company and the Guarantor shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (3) of Section 5.1.

The Trustee shall have no duty to monitor the Company’s or the Guarantor’s compliance with the covenants contained in this Article 3 other than as specifically set forth in this Section 3.8.

ARTICLE 4

SUCCESSOR CORPORATION

Section 4.1	Company May Consolidate, Etc., Only on Certain Terms.

The Company and the Guarantor shall not consolidate or amalgamate with or merge into any other Person (whether or not Affiliated with the Company or the Guarantor), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not Affiliated with the Company or the Guarantor), and the Company and the Guarantor shall not permit any other Person (whether or not Affiliated with the Company or the Guarantor) to consolidate or amalgamate with or merge into the Company and the Guarantor, as applicable, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company and the Guarantor, as applicable, unless:

(1)  either the Company or the Guarantor, as applicable, shall be the continuing corporation, or the Person (if other than the Company or the Guarantor, as applicable) formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company or the Guarantor, as applicable, as an entirety or substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of , interest and Additional Amounts, if any, on all the Notes and the due and punctual payment of all amounts due under the Guarantees, as applicable, and the performance of every covenant of this Indenture on the part of the Company and the Guarantor, as applicable, to be performed or observed;

(2)  immediately after giving effect to such transaction, no default or Event of Default shall have happened and be continuing; and

(3)  the Company and the successor Person have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture (if such supplemental indenture is so required by the terms hereof) comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For the purpose of this Section 4.1, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 4.2	Successor Person Substituted.

Upon any consolidation or amalgamation by the Company or the Guarantor with or merger of the Company or the Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor as an entirety or substantially as an entirety to any Person in accordance with Section 4.1, the successor Person formed by such consolidation or amalgamation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as applicable, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.1	Events of Default.

“Event of Default” means, wherever used herein with respect to the Notes of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in the payment of interest, Additional Interest, if any, or Additional Amounts, if any, on the Notes of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2)        default in the payment of the principal of the Notes of that series when such principal becomes due and payable at their Maturity; or

(3)        default in the performance, or breach, of any covenant or agreement of the Company or the Guarantor in this Indenture relating to that series(other than a covenant or agreement, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Notes of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)        the Guarantee relating to that series shall for any reason cease to be, or shall for any reason be asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms; or

(5)        any event of default, as defined in any mortgage, indenture, trust agreement or other instrument securing, evidencing or providing for any evidence of any Indebtedness of the Company or the Guarantor (including guaranteed Indebtedness but excluding any Indebtedness that is subordinated in right of payment to the Notes and the Guarantees), as a result of which an aggregate principal amount exceeding $25,000,000 of such Indebtedness shall have been declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company or the

Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Notes of that series, a written notice specifying such acceleration and requiring the Company or the Guarantor to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder; or

(6)        a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

(a)  is for relief against the Company or the Guarantor in an involuntary case; or

(b)  appoints a Custodian of the Company or the Guarantor or for all or substantially all of the property of the Company or the Guarantor; or

(c)	orders the liquidation of the Company or the Guarantor;

and the order or decree remains unstayed and in effect for 60 consecutive days. The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law; or

(7)        the commencement by the Company or the Guarantor of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or the Guarantor to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or the Guarantor of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or the Guarantor or relief under any applicable law, or the consent by the Company or the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or the Guarantor, or any substantial part of the property of the Company or the Guarantor or the making by the Company or the Guarantor of an assignment for the benefit of creditors, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action or the admitting in writing by the Company or the Guarantor of its inability to pay its debts generally as they become due.

Section 5.2	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to a series of Notes (other than an Event of Default specified in clause (6) or (7) of Section 5.1) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of that series may declare the principal of all the Notes of that series to be immediately due and payable, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by the Holders), and upon any such declaration the principal amount plus all accrued interest and Additional Interest, if any, on such Notes shall become immediately due and payable.

If an Event of Default specified in clause (6) or (7) of Section 5.1 occurs, all unpaid principal of and accrued interest (including any Additional Interest), if any, on the Outstanding Notes and Additional Amounts, if any, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration pursuant to this Indenture with respect to a series of Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes of that series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:

(1)        the Company or the Guarantor has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(a)  all overdue installments of any interest (including Additional Interest, if any) and Additional Amounts, if any, on the Notes of that series,

(b)  the principal of the Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes,

(c)  to the extent that payment of such interest is lawful, interest upon overdue installments of any interest on the Notes of that series at the rate or rates borne by or provided for in such Notes, and

(d)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7; and

(2)        all Events of Default with respect to such Notes, other than the non-payment of the principal of, or interest (including Additional Interest, if any) on such Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and the Guarantor covenant that:

(1)        if a default is made in the payment of any installment of interest (including Additional Interest, if any) on the Notes of a series when such interest shall have become due and payable and such default continues for a period of 30 days; or

(2)        if a default is made in the payment of the principal of the Notes of a series at their Maturity, the Company or the Guarantor, as the case may be, shall, upon demand of the

Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount of money then due and payable with respect to the Notes of such series, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by the Notes of such series, and in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.7.

If the Company and the Guarantor shall fail to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Notes, wherever situated. Every recovery of judgment in any such action or other proceeding subject to the payment of the expenses, disbursements and compensation of the Trustee, its agents and attorneys, and all other amounts due to the Trustee under Section 6.7, shall be for the ratable benefit of the Holders that shall be the subject of such action or proceeding.

If an Event of Default, with respect to a series of Notes, occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Notes of such series or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.4	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Notes or the property of the Company, the Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any overdue principal or interest) is hereby appointed, and each and every Holder, by receiving and holding the same, shall be conclusively deemed to have appointed such Trustee, the true and lawful attorney-in-fact of such Holder, entitled and empowered, by intervention in such proceeding or otherwise:

(1)        to file and prove a claim for the whole amount of the principal and any interest (including Additional Interest, if any), in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel, and all other amounts due to the Trustee under Section 6.7) and of the Holders allowed in such judicial proceeding; and

(2)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.7, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5	Trustee May Enforce Claims without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.7, shall be for the ratable benefit of each and every Holder in respect of which such judgment has been recovered.

Section 5.6	Application of Money Collected.

Any money collected by the Trustee with respect to the Notes of a particular series pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any interest, upon presentation of the Notes of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(1)        To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

(2)        To the payment of the amounts then due and unpaid upon the Notes of such series for principal and any interest (including Additional Interest, if any) and Additional Amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal and interest, respectively;

(3)	The balance, if any, to the Person or Persons entitled thereto.

Section 5.7	Limitations on Suits.

No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)        such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series;

(2)        the Holders of a majority in principal amount outstanding of the Outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)        such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)        the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)        no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8	Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to the record date provisions of such Note) interest (including Additional Interest, if any) and Additional Amounts, if any, on such Note, on the Stated Maturity specified in such Note or on any Redemption Date therefor and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

Section 5.12	Control by Holders.

The Holders of a majority in principal amount of the Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, provided that:

(1)        such direction shall not be in conflict with any rule of law or with this Indenture or with the Notes;

(2)        the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(3)        such direction is not unduly prejudicial to the rights of the other Holders not joining in such action; and

(4)        the Trustee shall have the right to decline to follow any such direction if the Trustee shall have reasonable grounds for believing that such direction would involve the Trustee in personal liability.

Section 5.13	Waiver of Past Defaults.

The Holders of not less than 66 2/3 % in aggregate principal amount of the Notes of a series with respect to which an Event of Default has occurred and is continuing, on behalf of the Holders of all the Notes of such series, may waive any past default hereunder with respect to such series and its consequences, except a default:

(1)        in the payment of the principal of or interest or Additional Interest, if any, on such Notes; or

(2)        in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder so affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14	Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantor covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15	Undertaking for Costs.

All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or interest (including Additional Interest, if any) on any Note on or after the Stated Maturity expressed in such Note or a Redemption Date provided for therein.

ARTICLE 6

THE TRUSTEE

Section 6.1	Duties of Trustee.

(1)   If an Event of Default has occurred and is continuing (and has not been cured or waived in accordance with the terms of this Indenture), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)   Except during the continuance of an Event of Default:

(a)  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 6.1(2) shall be in lieu of Section 315(a) of the Trust Indenture Act and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

(3)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)  this paragraph (3) does not limit the effect of paragraph (2) of this Section 6.1;

(b)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

Subparagraphs (3)(a), (b) and (c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the Trust Indenture Act and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

(4)      Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 6.1.

(5)      The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 6.2	Certain Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1)        The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)        Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(3)        Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officers’ Certificate.

(4)        The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5)        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney.

(7)        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8)        The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9)        The Trustee shall not be charged with knowledge of any default under Section 5.1(3) or (5) or Event of Default under Section 5.1(4) hereunder unless either (1) suchdefault or Event of Default is actually known by a Responsible Officer of the Trustee or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company, the Guarantor or any Holder.

(10)      The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.3	Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Notes of a particular series, the Trustee shall transmit by mail to all Holders of the Notes of such series, notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, or interest (including Additional Interest), if any, on the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders; and provided, further, that in the case of any default of the character specified in Sections 5.1(3) and 5.1(5) with respect to the Notes of a particular series, no such notice to Holders of the Notes of such series shall be given until such default shall have become an Event of Default. For the purpose of Sections 6.2 and 6.3, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.4	Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or any of its Affiliates of the Notes or the proceeds thereof.

Section 6.5	May Hold Notes.

The Trustee, any Paying Agent, Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Notes and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Registrar, Authenticating Agent or such other agent.

Section 6.6	Money Held in Trust.

Except as provided in Section 3.3 and Section 8.3, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

Section 6.7	Compensation and Reimbursement.

The Company agrees:

(1)        to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2)        except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

(3)        to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or bad faith.

As security for the performance of the obligations of the Company under this Section, and the obligations of the Guarantor under Section 9.1 with respect to this Section, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or interest (including Additional Interest, if any) on the Notes.

To the extent permitted by law, any compensation or expense accruing to or incurred by the Trustee after a default specified in or pursuant to Section 5.1 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.7 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.7.

The provisions of this Section 6.7 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Registrar.

Section 6.8      Corporate Trustee Required; Eligibility; Disqualification; Conflicting Interests

There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, that is eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, and that is subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.9	Resignation and Removal; Appointment of Successor.

(1)           No resignation or removal of the Trustee, with respect to any series of Notes, and no appointment of a successor Trustee, with respect to such series of Notes, pursuant to this Article shall become effective until the acceptance of appointment by a successor Trustee pursuant to Section 6.10.

(2)           The Trustee may resign at any time with respect to any series of Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series of Notes.

(3)           The Trustee may be removed at any time with respect to any series of Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee, the Company and the Guarantor.

(4)	If at any time:

(a)  the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to any series of Notes after written request therefor by the Company or any Holder of Notes of such series who has been a bona fide Holder for at least six months, or

(b)  the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or any Holder of Notes of such series, or

(c)  the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to any series of Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of Notes of such series who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to such series of Notes and the appointment of a successor Trustee or Trustees.

(5)        If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Notes, or if a vacancy shall occur in the office of Trustee with respect to any series of Notes for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee with respect to such series of Notes and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to such series of Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed within three months after such appointment might have been made hereunder by the Company or the Holders of the Notes of such series and accepted appointment in the manner required by Section 6.10, any Holder of Notes of such series who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series of Notes.

(6)        The Company shall give notice of each resignation and each removal of the Trustee with respect to any series of Notes and each appointment of a successor Trustee by mailing written notice of such event by first-class mail to the Holders of Notes of such series. Each notice shall include the name of the successor Trustee with respect to such series of Notes and the address of its Corporate Trust Office.

(7)        In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.10	Acceptance of Appointment by Successor.

(1)        Upon the appointment hereunder of any successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee or the Holders of at least 10% in principal amount of the Notes then Outstanding, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 3.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.7.

(2)        In case of the appointment hereunder of a successor Trustee with respect to the Notes of one but not both series, the Company, the Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that series to which the appointment of such successor Trustee relates. If the retiring Trustee is not retiring with respect to all series of Notes, but only with respect to a particular series of Notes, the supplemental indenture shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee. Such supplemental indenture shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor, or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Notes of that series to which the appointment of such successor Trustee relates, and subject to Section 3.3, shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes of that series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.7.

(3)        Upon request of any Person appointed hereunder as a successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4)        No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 6.11	Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which, the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Corporation shall be otherwise qualified and eligible under this Section. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12	Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Notes, and which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue, exchange, registration of transfer or pursuant to Section 2.9, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be eligible under the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section, the Notes may have notated thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By_______________________________________

as Authenticating Agent

By_______________________________________

Authorized Officer

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a place where an Office or Agency is located where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in such place.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1	Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee:

(1)        semi-annually not later than April 15 and October 15 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date; and

(2)        at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 7.2	Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor, the Trustee, any Paying Agent or any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.3	Reports by Trustee.

(1)        Within 60 days after September 15 of each year commencing with the first September 15 following the first issuance of the Notes pursuant to Section 2.3, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such September 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding September 15 and the date of this Indenture.

(2)        The Trustee shall transmit the reports required by Section 313 of the Trust Indenture Act at the times specified therein.

(3)        Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act. The Company will notify the Trustee when the Notes are listed on any stock exchange.

Section 7.4	Reports by Guarantor

The Guarantor, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)        file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)        file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and/or the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)        transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1	Satisfaction and Discharge.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect (except as to any surviving rights of Notes expressly provided for herein or pursuant thereto), and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)	either

(a)  all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9, (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust, as provided in Section 3.3) have been delivered to the Trustee for cancellation; or

(b)  all Notes (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year,

and the Company or the Guarantor, in the case of sub-clause (b)(i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in Dollars, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal, interest (including Additional Interest, if any) and Additional Amounts, if any, on such Notes, to the date of such deposit (if such Notes have become due and payable) or to the Stated Maturity of such Notes, as the case may be; and

(2)        the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Guarantor and the Trustee under Sections 2.6, 2.9, 3.2, 3.3 and 8.3 shall survive.

Section 8.2	Defeasance and Covenant Defeasance.

(1)        The Company may at its option by Board Resolution, at any time, elect to have Section 8.2(2) or Section 8.2(3) be applied to any series of Notes upon compliance with the conditions set forth below in this Section 8.2.

(2)        Upon the Company’s exercise of the above option applicable to this Section 8.2(2) with respect to a series of Notes, the Company and the Guarantor shall be deemed to have been discharged from their obligations with respect to such series of Notes on the date the conditions set forth in clause (4) of this Section 8.2 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes of that series, which shall thereafter be deemed to be “Outstanding” only for the purposes of the other Sections of this Indenture referred to in clauses (i), (ii) and (iv) below, and to have satisfied all of its other obligations under such Notes, and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Notes of such series to receive, solely from the trust fund described in clause (4) of this Section 8.2 and as more fully set forth in such clause, payments in respect of the principal of and interest (including Additional Interest, if any), on the Notes of such series when such payments are due, (ii) the obligations of the Company, the Guarantor and the Trustee with respect to the Notes of such series under Sections 2.6, 2.9, 3.2, 3.3 and 8.3, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. The Company may exercise its option under this Section 8.2(2) notwithstanding the prior exercise of its option under clause (3) of this Section 8.2 with respect to the Notes of such series.

(3)        Upon the Company’s exercise of the option to have this Section 8.2(3) apply with respect to a series of Notes, the Company and the Guarantor shall be released from their respective obligations under Section 3.6 with respect to the Notes of such series, on and after the date the conditions set forth in clause (4) of this Section 8.2 are satisfied (hereinafter, “covenant defeasance”), and the Notes of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, the Company and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section with respect to the Notes of such series, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(3) with respect to such series of Notes but, except as specified above, the remainder of this Indenture with respect to such series of Notes shall be unaffected thereby.

(4)        The following shall be the conditions to application of clause (2) or (3) of this Section 8.2 to the Outstanding Notes of a particular series:

(a)  The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) an amount in Dollars, or (2) Government Obligations which through the scheduled payment of principal and interest in respect thereof, in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, interest on and Additional Amounts, if any, on, the Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of and interest on such Notes at the Stated Maturity of such principal or installment of interest, or on the applicable Redemption Date.

(b)  Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which either the Company or the Guarantor is bound.

(c)  No Event of Default or event, which with notice or lapse of time or both would become an Event of Default, with respect to the Notes of such series, shall have occurred and be continuing on the date of such deposit.

(d)  In the case of an election under clause (2) or (3), as the case may be, of this Section 8.2, the Company shall have (i) delivered to the Trustee an Opinion of Counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, in and by themselves, would not cause the Holders of Notes of such series to recognize income, gain or loss for U.S. federal income tax purposes; provided, that, any such Opinion of Counsel given in the case of an election under clause (2) shall state that it is based on either (A) a letter ruling received by the Company from the U.S. Internal Revenue Service or a Revenue Ruling published by the U.S. Internal Revenue Service or (B) a change in the applicable U.S. federal income tax law since the date of execution of this Indenture, and (ii) either, (a) delivered to the Trustee an Opinion of Counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, in and by themselves, would not cause the Holders of Notes of such series to recognize income, gain or loss for Canadian federal income tax purposes or cause payments under such series of Notes or the applicable Guarantee to be subject to Canadian withholding tax; or (b) indemnified Holders of Notes of such series for income, gain or loss, for Canadian federal income tax purposes and for Canadian withholding tax purposes, as each is directly attributable to such defeasance or covenant defeasance in and by themselves, without limiting the

Company’s obligation to pay Additional Amounts as provided under Article 10 hereof.

(e)  If the Notes of such series are to be redeemed prior to their Stated Maturity, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

(f)   The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 8.2 (as the case may be) have been complied with.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 8.2 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request, any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 8.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 8.2.

Section 8.3	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 3.3, all money and Government Obligations deposited with the Trustee pursuant to Section 8.1 or 8.2 in respect of any Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and interest; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.4	Reinstatement

(1)        If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 8.2(4) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture and the Notes issued hereunder shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.2(4) until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with and as contemplated by Section 8.2(4).

(2)        If the Company’s and the Guarantor’s obligations under this Indenture and the Notes issued hereunder shall be revived and reinstated in accordance with this Section 8.4, the Company or the Guarantor shall be permitted, at its discretion to withdraw all or a portion of the deposits made by the Company or the Guarantor pursuant to Section 8.2(4).

If the Company or the Guarantor elects not to withdraw any of the deposits made by the Company or the Guarantor pursuant to Section 8.2(4), if and when the Trustee or Paying Agent is later permitted to apply all such money or Government Obligations in accordance with and as contemplated by Section 8.2(4), the rights of the Company or the Guarantor shall be subrogated to the rights of the Holders to receive payments from the money or Government Obligations deposited by the Company or the Guarantor pursuant to Section 8.2(4) and held by the Trustee or Paying Agent; provided that if the Company or the Guarantor shall have made any payment of principal or interest (including Additional Interest, if any), on the Notes because of the revival and reinstatement of its obligations, which payment is not sourced from any amounts deposited by the Company or the Guarantor pursuant to Section 8.2(4) (such amount, in the aggregate, being referred to as the “Company Paid Amount”), the Company or the Guarantor shall be permitted, at its discretion, to withdraw all or a portion of the deposits made by the Company or the Guarantor pursuant to Section 8.2(4) up to the Company Paid Amount.

ARTICLE 9

GUARANTEE

Section 9.1	Agreement to Guarantee.

The Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder of the Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(1)        the principal amount of and interest, Additional Interest, if any, and Additional Amounts, if any, on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest (including Additional Interest, if any) due on overdue amounts, on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder or under this Indenture will be promptly paid or performed in full, all in accordance with the terms thereof; and

(2)        in case of any extension of time for payment or renewal of any Note or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Section 9.2	Execution and Delivery of Guarantees.

(1)        To evidence the Guarantees set forth in this Indenture, the Guarantor hereby agrees that a notation of each such Guarantee, substantially in the form included in Exhibit D, shall be endorsed by an Authorized Officer of the Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

(2)        Notwithstanding the foregoing, the Guarantor hereby agrees that the Guarantees set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(3)        The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

(4)        The Guarantor hereby agrees that its obligations hereunder shall be full, unconditional and irrevocable, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any Holder with respect to any provisions of such Notes or this Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(5)        The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(6)        If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, the Guarantees made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

(7)        The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

(a)  the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of this Indenture for the purposes of the Guarantees made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

(b)  in the event of any declaration of acceleration of such obligations as provided in Article 5 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantees made pursuant to this Indenture.

(8)        The Guarantees shall constitute guarantees of payment and not of collection.

Section 9.3	Release of Guarantees.

Notwithstanding anything in this Article 9 to the contrary, concurrently with the payment or performance in full of (i) all amounts due and owing on Notes of a particular series and (ii) all other obligations of the Company under this Indenture with respect to such Notes, the Guarantor shall be released from and relieved from its obligations under this Article 9 with respect to such series of Notes. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of such Guarantee, with respect to such series of Notes, was made by the Company in accordance with the provisions of this Indenture and such series of Notes, the Trustee shall execute any documents reasonably required by the Guarantor, which documents may consist of those documents executed by the Trustee under Article 8 in connection with the satisfaction and discharge of this Indenture or a defeasance, in order to evidence the release of the Guarantor from its obligations under such Guarantee. If any of the obligations of the Company are revived and reinstated after the termination of such Guarantee (including any obligations under Section 3.3), or if any payments by the Company are avoided or recovered pursuant to any proceeding under any Bankruptcy Law, then all of the obligations of the Guarantor under such Guarantee shall be revived and reinstated as if such Guarantee had not been terminated until such time as all the amounts due and owing on all such series of Notes are paid in full, and the Guarantor shall enter into an amendment to the Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

ARTICLE 10

PAYMENT OF ADDITIONAL AMOUNTS

Section 10.1	Payment of Additional Amounts in Respect of Canadian Taxes

The Company or the Guarantor, as the case may be, shall, subject to certain exceptions and limitations set forth below in Section 10.2, pay such Additional Amounts to the Holders of the Notes of any series who are non-residents of Canada (for purposes of the Income Tax Act (Canada), and as described in Section 10.3) as may be necessary in order that every net payment of the principal of and interest on such series of Notes and any other amounts payable on such series of Notes, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by Canada (or any political subdivision or taxing authority thereof or therein), shall not be less than such amount then due and payable.

Section 10.2    Exceptions and Limitations on the Payment of Additional Amounts in Respect of Canadian Taxes

Neither the Company nor the Guarantor, as the case may be, shall be required to make any payment of Additional Amounts, in respect of Canadian taxes, to any Holder of Notes of any series for or on account of:

(1)        any such tax, assessment or other governmental charge that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in Canada or a Province of Canada or having a permanent establishment or fixed base in Canada or a Province of Canada) between any

Holder and Canada or a political subdivision or taxing authority of or in Canada, other than merely holding Notes of a particular series or receiving payments with respect to such Notes;

(2)        any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge with respect to such Notes;

(3)        any tax, assessment or other governmental charge imposed by reason that any such Holder of a series of Notes does not deal at arm’s length, within the meaning of the Income Tax Act (Canada), with the Company or the Guarantor;

(4)        any tax, assessment or other governmental charge that is levied, collected or imposed otherwise than by deduction or withholding from payments on or in respect of any such series of Notes;

(5)        any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the residence or identity of the Holder of Notes of such series, if such compliance shall be required by Canada or any political subdivision or taxing authority of or in Canada as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

(6)	any combination of the items (1) through (5) listed above.

Section 10.3	Non-residents of Canada

Additional Amounts shall not be paid pursuant to Section10.1 with respect to any payment on Notes of any series to a Holder of Notes of such series who shall be (1) a non-resident of Canada (for purposes of the Income Tax Act (Canada)); and (2) a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the security directly.

Section 10.4        Withholding or Deduction for Any U.S. Taxes, Assessments or Governmental Charges

Any amounts paid under or with respect to the Notes of any series or the Guarantees to a Person who is a non-U.S. Holder shall be paid without withholding or deduction for any taxes, assessments or other governmental charges imposed or levied by or on behalf of any U.S. taxing authority. If any such taxes, assessments or other governmental charges shall nonetheless be required to be withheld or deducted, the Company or the Guarantor, as applicable, shall pay Additional Amounts so that the net amount paid to such Holder, after withholding or deducting the taxes, assessments or other governmental charges, shall not be less than the amount then due and payable on such series of Notes. This obligation to pay Additional Amounts in respect of U.S. taxes, assessments or other governmental charges shall not apply:

(1)        to a tax, assessment or governmental charge that shall be imposed or withheld by reason of the Holder, or a fiduciary, settlor, beneficiary, partner, member or shareholder of the Holder if the Holder is an estate, trust, partnership, limited liability company or corporation, (a) being or having been engaged in a trade or business in the United States or having a permanent establishment or fixed base in the United States; (b) having a current or former relationship with the United States (such as citizenship, nationality, residence or existence of a place of business within the United States), other than holding or owning Notes or receiving payments with respect thereto; (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company, or a controlled foreign corporation, as such terms are defined under the U.S. Internal Revenue Code; (d) being or having been a “10 percent shareholder” of the Guarantor, as defined in section 871(h)(3) of the U.S. Internal Revenue Code; or (e) holding a Note pursuant to a loan agreement entered into in the ordinary course of business of a bank, within the meaning of section 881(c)(3)(A) of the U.S. Internal Revenue Code.

(2)        to an estate, inheritance, gift, sales, transfer, or personal property tax or a similar tax, assessment, or governmental charge with respect to a Note;

(3)        any tax, assessment or other governmental charge that shall be levied, collected or imposed otherwise than by deduction or withholding from payments on or in respect of a Note;

(4)        to a tax, assessment or governmental charge that shall be imposed or withheld due to the failure of the Holder of Notes of any series to comply with certification, identification, or other reporting requirements concerning the nationality, residence, identity, or connection with the United States of the Holder of such Notes, if compliance shall be required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

(5)        to a tax, assessment or governmental charge imposed on or with respect to any payment by the Company or the Guarantor, as the case may be, to a Holder of Notes of any series if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such tax, assessment or governmental charge would not have been imposed on such payment had such Holder been the sole beneficial owner of such Notes; or

(6)	any combination of (1) through (5) above.

Such Additional Amounts also shall not be payable where, had the beneficial owner of a Note of any series been the Holder, it would not have been entitled to payment of Additional Amounts by reason of the clauses above.

Section 10.5	References to Additional Amounts in this Indenture

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Note of any series or the net proceeds received on the sale or exchange of any Note of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

ARTICLE 11

REDEMPTION AT THE OPTION OF THE COMPANY

Section 11.1	Applicability of Article.

Notes of any series may be redeemed in whole but not in part prior to their respective Stated Maturity, at the option of the Company, upon the giving of a notice of redemption as set forth below in Section 11.3, at the principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date, if, in the opinion of independent counsel of recognized standing, the Company or the Guarantor is, or on the next date on which any amount would be payable in respect of such Notes, will be obligated to pay Additional Amounts in respect of such series of Notes pursuant to the terms and conditions of Article 10 as a result of (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Canada or of the United States affecting taxation which becomes effective on or after May 25, 2005; or (b) any change in the official position regarding the application, administration, or interpretation of the laws, treaties, regulations or rulings of Canada or of the United States (including a holding, judgment, or order by a court of competent jurisdiction), on or after May 25, 2005; provided, however, the Company or the Guarantor, as the case may be, cannot avoid payment of Additional Amounts by (i) filing a form, certificate, or other document with the appropriate taxing authority, the preparation or filing of which form, certificate, or other document, or any conditions or undertakings contained therein, does not cause any material detriment or material expense to the Company or the Guarantor, or (ii) taking some other action which in the Company’s and Guarantor’s reasonable judgment, is purely ministerial and does not cause any material detriment or material expense to the Company or the Guarantor.

Section 11.2	Election to Redeem; Notice to Trustee.

The election of the Company to redeem the Notes of any series pursuant to Section 11.1 shall be evidenced by or pursuant to a Board Resolution. The Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of such Notes to be redeemed, such notice to be accompanied by an Officers’ Certificate of the Company or the Guarantor as to compliance with the conditions precedent to such redemption.

Section 11.3	Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 14.3 to the Holders of Notes of any series to be redeemed, not less than 30 nor more than 60 days prior to the Redemption Date and not earlier than 90 days prior to the earliest date on which the Company or the Guarantor would be obliged to make payment of Additional Amounts or withholding. Failure to give notice by mailing in the manner herein provided to the Holder of Notes of any series designated for redemption or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes.

Any notice that is mailed to the Holder of a Note of any series in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1)	the Redemption Date,
(2)	the Redemption Price,

(3)  that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(4)  the place or places where such Notes are to be surrendered for payment of the Redemption Price and any accrued interest,

(5)  the CUSIP number of such Notes, if any (or any other numbers used by a Depositary to identify such Notes).

A notice of redemption mailed as contemplated by Section 14.3 need not identify particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.4	Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit, with respect to the Notes of any series called for redemption pursuant to Section 11.3, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.3) an amount of money sufficient to pay the Redemption Price of, and

(except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all such Notes which are to be redeemed on that date.

Section 11.5	Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that, installments of interest on Notes whose Stated Maturity is prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.6	Cancellation and Disposition of Notes

All Notes redeemed and paid pursuant to the provisions of this Article 11 shall be cancelled and disposed of, as provided in Section 2.11.

ARTICLE 12

AMENDMENTS

Section 12.1	Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1)        to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, contained herein and in the Notes or the Guarantee in accordance with Article 4; or

(2)        to add to the covenants and agreements of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3)        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(4)        to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not adversely affect the interests of the Holders of Notes then Outstanding in any material respect; or

(5)	to add any additional Events of Default; or

(6)        to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Article 8, provided that any such action shall not adversely affect the interests of any Holder of Notes of any series in any material respect; or

(7)	to secure payment on the Notes pursuant to Section 3.6 or otherwise; or

(8)        to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders.

Section 12.2	With Consent of Holders

With the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes of such series under this Indenture or of such Notes; provided, however, that no such supplemental indenture, without the consent of each Holder of each Outstanding Note affected thereby, shall:

(1)        change the Stated Maturity of the principal of, or installment of interest on, the Notes, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment, currency in which the principal of, or interest on, the Notes is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

(2)        reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any amendment or modification of this Indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 13.4 for quorum or voting, or

(3)        modify any of the provisions of this Section, Section 5.13 or Section 3.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to

“the Trustee” and concomitant changes in this Section and Section 3.8, or the deletion of this proviso, in accordance with the requirements of Sections 6.10(2) and 12.1(3).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Any consent given by any Holder under this Section 10.2 shall be irrevocable for a period of six months after the day of execution thereof, but may be revoked at any time thereafter by such Holder or by his successor in title by filing written notice of such revocation with the Trustee at its Corporate Trust Office; provided, however, that such consent shall not be revocable after the Holders of not less than 66 2/3 % in aggregate principal amount of the Outstanding Notes of the applicable series shall have consented to such supplemental indenture. No notation on any Security of the fact of such consent shall be necessary, but any such written consent by the Holder shall be conclusive and binding on all future Holders and owners of the Notes and of all Notes delivered upon registration of transfer of or in exchange therefor, unless revoked in the manner and during the period provided in this Section 10.2.

Section 12.3	Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise is not reasonably acceptable to the Trustee.

Section 12.4	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 12.5	Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Outstanding Notes in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders.

Section 12.6	Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the requirements of the Trust Indenture Act as then in effect.

Section 12.7	Notice of Supplemental Indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 10.2, the Company shall transmit to the Holders of the Outstanding Notes affected thereby a notice setting forth in general terms the substance of such supplemental indenture. Failure to send such notice will not impair the validity of such supplemental indenture.

ARTICLE 13

MEETINGS OF HOLDERS

Section 13.1	Purposes for Which Meetings May Be Called.

A meeting of Holders may be called at any time and from time to time pursuant to this Article, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture or under applicable law, to be made, given or taken by Holders.

Section 13.2	Call, Notice and Place of Meetings.

(1)        The Trustee may at any time call a meeting of Holders for any purpose specified in Section 11.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 12.3, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)        In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Notes of the applicable series have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 13.3	Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of

Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company, the Guarantor and their counsel.

Section 13.4	Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes shall constitute a quorum for any meeting of Holders. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any such adjourned meeting shall be given as provided in Section 13.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

Except as limited by the first proviso to Section 12.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of such principal amount of the Outstanding Notes of a series as shall, in accordance with the other provisions of this Indenture, be entitled to take the relevant action; provided, however, that, except as limited by the first proviso to Section 12.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a lesser specified percentage, in principal amount of the Outstanding Notes of such series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of such series.

Except as limited by the first proviso to Section 12.2, any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting.

Section 13.5	Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)        Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(2)        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.2(2), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(3)        At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(4)        Any meeting of Holders duly called pursuant to Section 13.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 13.6	Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.7	Preservation of Rights of Trustee and Holders

Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or the Notes.

ARTICLE 14

MISCELLANEOUS

Section 14.1	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 14.2	Notices, etc. to Trustee, Company and Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)  the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Worldwide Securities Services; and

(2)  the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to the attention of its Treasurer, with a copy to the attention of its General Counsel, at 1 CIT Drive, Livingston, New Jersey 07039 or at any other address previously furnished in writing to the Trustee by the Company; and

(3)  the Guarantor, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor, addressed to the attention of its Treasurer, with a copy to the attention of its General Counsel, at 1211 Avenue of the Americas, New York, New York 10036, or at any other address previously furnished in writing to the Trustee by the Guarantor.

Section 14.3	Notice to Holders of Notes; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders in writing and mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice that is mailed in the manner herein provided, shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.4	Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language.

Section 14.5	Compliance Certificates and Opinions

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The aforementioned Officers’ Certificate and Opinion of Counsel need not be given in connection with the initial issuance of Notes under this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)  a statement that the individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)  a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 14.6	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, provided that such officer, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as applicable, provided that such counsel, after reasonable inquiry, has no reason to believe and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 14.7	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.8	Successors and Assigns.

All covenants and agreements in this Indenture by the Company or the Guarantor, as applicable, shall bind its successors and assigns, whether so expressed or not.

Section 14.9	Separability Clause.

In case any provision in this Indenture, in the Notes or in the Guarantee notated thereon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10	Governing Law.

This Indenture, the Notes and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Section 14.11	Legal Holidays.

A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action to be taken on such day shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.

Section 14.12	Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 14.13	Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 14.14	No Security Interest Created.

Subject to the provisions of Section 3.6, nothing in this Indenture or in any Notes or in the Guarantees notated thereon, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or the Guarantor, or their respective Subsidiaries, is or may be located.

Section 14.15	Limitation on Individual Liability.

A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, this Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 14.16	Submission to Jurisdiction.

The Company agrees that any legal suit, action or proceeding arising out of or based upon this Indenture or the Notes may be instituted in any state or Federal court in the Borough of

Manhattan, The City of New York, New York, United States, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company has designated and appointed CT Corporation (or any successor corporation) as the Company’s authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 111 Eighth Avenue, New York, New York 10011 (or at such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to the Guarantor and the Trustee), and written notice of said service to the Company, mailed or delivered to it, at 1 CIT Drive, Livingston, New Jersey, 07039, Attention: Treasurer and General Counsel (until another address is filed by the Company with the Trustee), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, whether or not the Company shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until this Indenture shall have been satisfied and discharged in accordance with Article 8. The Company agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation or any successor corporation in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first above written.

CIT GROUP FUNDING COMPANY OF CANADA
as Issuer

By:	/s/ Glenn A. Votek
____________________________________
	Name:	Glenn A. Votek
	Title:	Executive Vice President—Corporate Treasury and Treasurer

CIT GROUP INC.
as Guarantor

By:	/s/ Glenn A. Votek
____________________________________
	Name:	Glenn A. Votek
	Title:	Executive Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.
as Trustee

By:	/s/ L. O'Brien
____________________________________
	Name:	L. O'Brien
	Title:	Vice President

EXHIBIT A

Form of Note

[FORM OF FACE OF GLOBAL NOTE]

[THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO CIT GROUP FUNDING COMPANY OF CANADA, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*

* Insert in Global Notes only

CUSIP: [__________]

ISIN: [__________]

CIT GROUP FUNDING COMPANY OF CANADA

[4.65% SENIOR NOTE DUE JULY 1, 2010] [5.20% SENIOR NOTE DUE JUNE 1, 2015]

No: ____________

Original Issue Date:

CIT GROUP FUNDING COMPANY OF CANADA, an unlimited company organized under the laws of the Province of Nova Scotia, Canada, for value received, promises to pay to [_________], or its registered assigns, the principal sum of [____________] ($______________) [or such other amount as shall be set forth in the Schedule of Increases or Decreases in the Global Note attached hereto]* on [____________________].

Interest Payment Dates: April 15 and October 15, commencing October 15, 2005.

Regular Record Dates: March 31 or September 30 (whether or not a Business Day)

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

* Insert in Global Notes only

[SIGNATURE PAGE FOLLOWS]

[Attach Notation of Guarantee]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CIT GROUP FUNDING COMPANY OF CANADA

By:	_____________________________________
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.

as Trustee
By:	_________________________________
Name:
Authorized Officer

Date:

[FORM OF REVERSE SIDE OF NOTE]

CIT GROUP FUNDING COMPANY OF CANADA

[4.65% SENIOR NOTE DUE JULY 1, 2010 (the “Notes”)]

[5.20% SENIOR NOTE DUE JUNE 1, 2015 (the “Notes”)]

1. Principal and Interest.

The Company will pay the principal of this Note on [July 1, 2010] [June 1, 2015].

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

Interest, and Additional Interest, if any, will be payable semi-annually on each Interest Payment Date, commencing October 15, 2005, to the holders of record of the Notes at the close of business on the March 31 or September 30 (whether or not a Business Day) immediately preceding the Interest Payment Date.

If an exchange offer (the “Exchange Offer”) registered under the Securities Act is not consummated and a shelf registration statement (the “Shelf Registration Statement”) under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date specified in the Registration Rights Agreement dated May 31, 2005 between the Company, the Guarantor and the Initial Purchasers named therein (the “Registration Rights Agreement”), the annual interest rate borne by the Notes shall be increased as specified in the Registration Rights Agreement, payable in cash semi-annually, in arrears, on each Interest Payment Date, commencing on the first Interest Payment Date after a registration default specified in Section 8 of the Registration Rights Agreement occurs, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 31, 2005; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal of the Notes, and interest on, overdue installments of interest and Additional Interest, if any, to the extent lawful, at the interest rate borne by the Notes at the time such interest accrues.

2. Method of Payment.

The Company will pay interest (except defaulted interest), and Additional Interest, if any, on the principal amount of the Notes as provided above on each April 15 and October 15, commencing October 15, 2005 to the Persons who are Holders of the Notes (as reflected in the Security Register) at the close of business on the March 31 or September 30 (whether or not a Business Day) immediately preceding the Interest Payment Date, in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder of the Notes upon surrender thereof to a Paying Agent on or after [July 1, 2010] [June 1, 2015] or on or after a date on which Notes are redeemed by the Company in accordance with the provisions of Article 11 of the Indenture (a “Redemption Date”), and provided further however, that installments of interest and Additional Interest, if any, payable on the Stated Maturity Date or on a Redemption Date, shall be paid to the Person to whom the principal amount or the Redemption Price of the Notes is payable on such date.

The Company will pay principal and as provided above, interest, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, and interest, by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office of the Trustee. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Company issued the Notes and another series of securities entitled [4.65% Senior Notes due July 1, 2010][5.20% Senior Notes due June 1, 2015] under an Indenture dated as of May 31, 2005 (the “Indenture”), among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to [U.S. $1,000,000,000][U.S. $700,000,000].

The Notes are general unsecured obligations of the Company.

The Company may issue Additional Notes under the Indenture.

5. Redemption at the Option of the Company

No sinking fund is provided for the Notes. Subject to the terms and conditions of the Indenture, the Notes may be redeemed in whole but not in part prior to their Stated Maturity, at the option of the Company, upon the giving of a notice of redemption as set forth in Section 11.3 of the Indenture, at the principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date, if, in the opinion of independent counsel of recognized standing, the Company or the Guarantor is, or on the next date on which any amount would be payable in respect of the Notes, will be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions of Article 10 of the Indenture as a result of (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Canada or of the United States affecting taxation which becomes effective on or after May 25, 2005; or (b) any change in the official position regarding the application, administration, or interpretation of the laws, treaties, regulations or rulings of Canada or of the United States (including a holding, judgment, or order by a court of competent jurisdiction), on or after May 25, 2005; provided, however, the Company or the Guarantor, as the case may be, cannot avoid payment of Additional Amounts by (i) filing a form, certificate, or other document with the appropriate taxing authority, the preparation or filing of which form, certificate, or other document, or any conditions or undertakings contained therein, does not cause any material detriment or material expense to the Company or the Guarantor, or (ii) taking some other action which in the Company’s and Guarantor’s reasonable judgment, is purely ministerial and does not cause any material detriment or material expense to the Company or the Guarantor.

6. Payment of Additional Amounts

The Company or the Guarantor, as the case may be, shall, subject to certain exceptions and limitations set forth in Article 10 of the Indenture, pay such Additional Amounts to the Holders of the Notes who are non-residents of Canada (for purposes of the Income Tax Act (Canada), and as described in Section 10.3 of the Indenture) as may be necessary in order that every net payment of the principal of and interest on the Notes and any other amounts payable on the Notes, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by Canada (or any political subdivision or taxing authority thereof or therein), shall not be less than such amount then due and payable.

Subject to the exceptions set forth in Section 10.4 of the Indenture, any amounts paid under or with respect to the Notes or the Guarantee to a Person who is a non-U.S. Holder of the Notes shall be paid without withholding or deduction for any taxes, assessments or other governmental charges imposed or levied by or on behalf of any U.S. taxing authority. If any such taxes, assessments or other governmental charges shall nonetheless be required to be withheld or deducted, the Company or the Guarantor, as applicable, shall pay Additional Amounts so that the net amount paid to such Holder, after withholding or deducting the taxes, assessments or other governmental charges, shall not be less than the amount then due and payable on the Notes.

7. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder of the Notes may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder of the Notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes called for redemption.

8. Persons Deemed Owners.

A Holder of the Notes shall be treated as the owner of a Note for all purposes, except as otherwise provided in the Indenture.

9. Unclaimed Money.

The Trustee and the Paying Agent shall return to the Company, upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders of the Notes entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

10. Discharge Prior to Redemption or Maturity; Defeasance or Covenant Defeasance.

If, under certain circumstances set forth in the Indenture, the Company or the Guarantor deposits with the Trustee money in Dollars sufficient to pay the then outstanding principal of and accrued interest on the Notes to maturity, the Company, at its option, will be discharged from the Indenture and the Notes. If, under other circumstances set forth in the Indenture, the Company or the Guarantor deposits with the Trustee money in Dollars or Government Obligations sufficient to pay the then outstanding principal of and accrued interest on the Notes to redemption or maturity, as the case may be, the Company, at its option, will be discharged from all of its obligations under the Indenture and the Notes or released from its obligations under certain covenants under the Indenture.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Notes, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes under the Indenture or this Note, and (ii) the Holders of not less than 66 2/3 % in aggregate principal amount of the Notes with respect to which an Event of Default has occurred and is continuing, on behalf of the Holders of all the Notes, may waive any past default under the Indenture with respect to the Notes and its consequences. Subject to certain exceptions set forth in the Indenture, without the consent of any Holders of the Notes, the Company and the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, for any of the following purposes: (i) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, contained in the Indenture and in this Note or the Guarantee in accordance with Article 4 of the Indenture; or (ii) to add to the covenants and agreements of the Company or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or the Guarantor by the Indenture; or (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes, and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust thereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or (iv) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, which shall not adversely affect the interests of the Holders of Notes then Outstanding in any material respect; or (v) to add any additional Events of Default; or (vi) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Article 8 of the Indenture, provided that any such action shall not adversely affect the interests of any Holder of this Note in any material respect; or (vii) to secure payment on the Notes pursuant to Section 3.6 of the Indenture or otherwise; or (viii) to amend or supplement any provision contained in the Indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of the Notes.

12. Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Guarantor to pledge or otherwise subject to any lien, any of its property or assets to secure Indebtedness of the Guarantor without thereby expressly securing the due and punctual payment of the principal of and interest on the Notes equally and ratably with any and all other obligations and Indebtedness secured by such Lien, so long as any such other obligations and Indebtedness shall be so secured. The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, stating, among other things, whether or not the signers thereof know of any event that has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof.

13. Successor Persons.

When a successor person or other entity assumes all the obligations of its predecessor under the Notes, the Guarantee and the Indenture, the predecessor person will be released from those obligations.

14. Defaults and Remedies.

Under the Indenture, Events of Default with respect to the Notes include the following: (i) a default in the payment of interest, Additional Interest, if any, or Additional Amounts, if any, on the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or (ii) a default in the payment of the principal of the Notes when such principal becomes due and payable at their Maturity; or (iii) a default in the performance, or breach, of any covenant or agreement of the Company or the Guarantor in the Indenture (other than a covenant or agreement, a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” or (iv) the Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms; or (v) any event of default, as defined in any mortgage, indenture, trust agreement or other instrument securing, evidencing or providing for any evidence of any Indebtedness of the Company or the Guarantor (including guaranteed Indebtedness but excluding any Indebtedness that is subordinated in right of payment to the Notes and the Guarantees), as a result of which an aggregate principal amount exceeding $25,000,000 of such Indebtedness shall have been declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such acceleration and requiring the Company or the Guarantor to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” provided, however, that subject to the provisions of Sections 6.2 and 6.3 of the Indenture, the Trustee shall not be charged with knowledge of any such Event of Default unless such default or Event of Default is actually known by a Responsible Officer of the Trustee or written notice of such default or Event of Default shall have been given to the Trustee by the Company, the Guarantor or any Holder of the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15. Trustee Dealings with the Company or the Guarantor.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

16. Guarantee

The Company’s obligations under the Notes are fully, unconditionally and irrevocably guaranteed by the Guarantor.

17. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder of the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19. Abbreviations.

Customary abbreviations may be used in the name of a Holder of the Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder of the Notes upon written request and without charge. Requests may be made to CIT Group Funding Company of Canada, 1 CIT Drive, Livingston, New Jersey 07039; Attention: General Counsel.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                       attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL NOTES OTHER THAN EXCHANGE NOTES,

UNLEGENDED OFFSHORE GLOBAL NOTES AND

UNLEGENDED OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

or

☐ (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.8 of the Indenture shall have been satisfied.

Date: _____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _____________________

NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

Form of Certificate

JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Worldwide Securities Services

Facsimile: (212) 623-6167

CIT Group Funding Company of Canada

c/o CIT Group Inc.

1 CIT Drive

Livingston, New Jersey 07039

Facsimile: (973) 740-5148

CIT Group Inc.

1 CIT Drive

Livingston, New Jersey 07039

Facsimile: (973) 740-5148

Dear Sirs:

This letter relates to U.S.$____________ principal amount of [relevant title and series of the Notes] which bears a legend outlining restrictions upon transfer of such Note.

Pursuant to Section 2.2 of the Indenture, dated as of May 31, 2005 (the “Indenture”) relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 903 or Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the certificate representing the Note, containing the restrictive legend set forth in Section 2.2 of the Indenture, for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By: ____________________________

Authorized Signatory

B-1

EXHIBIT C

Form of Certificate to Be Delivered in

Connection with Transfers Pursuant to Regulation S

JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Worldwide Securities Services

Facsimile:_________________

[DATE]

CIT GROUP FUNDING COMPANY OF CANADA

Dear Sirs:

In connection with our proposed sale of U.S.$__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933 and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)         at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3)        no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: ____________________________

Authorized Signatory

C-1

Exhibit D

Form of Notation of Guarantee

For value received, CIT Group Inc. (the “Guarantor”) fully and unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of May 31, 2005 (the “Indenture”), among the Guarantor, CIT Group Funding Company of Canada (the “Company”) and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), to the Holder of the Note on which this Guarantee is notated and to the Trustee that:

(a)        the principal amount of and interest, Additional Interest, if any, and Additional Amounts, if any, on such Note will be promptly paid in full, when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest (including Additional Interest, if any) due on overdue amounts on this Note, to the extent lawful, and all other obligations of the Company to the Holder of this Note or the Trustee thereunder or under the Indenture will be promptly paid or performed in full, all in accordance with the terms; and

(b)        in case of any extension of time of payment or renewal of such Note or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligation of the Guarantor to the Holder of such Note and to the Trustee pursuant to this Guarantee and the Indenture is expressly set forth in Article 9 of the Indenture, which provisions are hereby incorporated in this Guarantee by reference as if set forth herein in full.

Unless otherwise defined, capitalized terms used in this Guarantee shall have the meanings assigned to them in the Indenture.

D-1

IN WITNESS HEREOF, the Guarantor has caused this Guarantee to be signed by its duly authorized officer.

CIT GROUP INC.

By:	__________________________________________
Name:
Title:

D-2